UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 13, 2007
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Retirement of Principal Financial Officer

On September 13, 2007, and as part of the planned executive officer succession process of Stage Stores, Inc. (the “Company”), Michael E. McCreery, who has been the Company’s Chief Financial Officer since February, 2001, retired as Chief Financial Officer.  He will remain as an Executive Vice President during a transition period, which the Company expects will be completed during 2008.  Thereafter, Mr. McCreery will continue to be available to the Company as needed.

Mr. McCreery will remain a Director of the Company and has assumed the position of Vice Chairman of the Board.

(c)	Appointment of Principal Financial Officer

On September 13, 2007, and as part of the Company’s planned executive officer succession process, the Company entered into an Employment Agreement with Edward J. Record, who will serve as Executive Vice President, Chief Financial Officer. During a transition period, which the Company expects will be completed in 2008, Mr. Record will report to Michael McCreery.  Following the transition period, Mr. Record will report to Andrew Hall, the Company's President and Chief Operating Officer.

Mr. Record is 39 years old. Since May of 2007, he has served as Executive Vice President, Chief Administrative Officer of the Company.  From October of 2005 until May of 2007, he served as Senior Vice President of Finance of Kohl’s Corporation. From June of 2002 until October of 2005, Mr. Record served as Senior Vice President of Finance, Controller of Belk, Inc. From 1998 until June of 2002, Mr. Record was Vice President of Finance, Controller of Kaufmann’s and Filenes/Kaufmann (The May Company), where he reported to Mr. Hall.

Among others, Mr. Record’s Employment Agreement with the Company contains the following provisions:

1.     Term.  The initial term of the Employment Agreement is thirty-six (36) months (the "Initial Term"). Upon the expiration of the Initial Term or any Renewal Period (as hereafter described), the term of Mr. Record's employment will automatically be extended for an additional twelve (12) month period (a "Renewal Period"), unless either the Company or Mr. Record notifies the other party in writing at least thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Period that the Employment Agreement will not be extended upon its expiration.

2.     Base Salary.  Mr. Record will receive a base salary of $460,000 per year, or such other rate as the Company's Board of Directors (the "Board") may designate from time to time (the "Base Salary"). Mr. Record's performance will be evaluated annually, generally in March. Any future salary increases will be based on his individual performance and will be approved by the Board in its sole discretion.  In consideration for his decision to accept employment with the Company, he received a lump sum payment of $50,000; however, he must remain employed until May 14, 2008 in order to retain this payment.

3.     Performance Bonus. Mr. Record will be eligible for an annual performance bonus award.  His current annual bonus target is 65% of the Base Salary and his maximum bonus amount will be 130% of the Base Salary. The award of any bonus will be based upon financial earning parameters which will be determined by the Board in its sole discretion.

4.     Medical, Dental and Other Benefits. Mr. Record is eligible to enroll and participate in any and all benefit plans the Company provides to its executive officers and employees.

5.     Automobile Allowance.  The Company will provide Mr. Record with an automobile allowance in the amount of $1,000 per month to be allocated in his discretion, or such other amounts designated by the Board in its sole discretion.

6.     Financial Planning Allowance.  The Company will reimburse Mr. Record for any expenses incurred by him in connection with the preparation of taxes, estate planning or financial counseling up to a maximum of $7,500 per year, or such other annual amount designated by the Board in its sole discretion.

7.     Severance Benefits.  Mr. Record is entitled to certain severance benefits as set forth in the Employment Agreement in the event that he resigns for good reason or the Company terminates his employment without good cause. Upon termination, he will be entitled to receive: (i) any Base Salary earned and unpaid, and fringe benefits described in the Employment Agreement accrued and unpaid, through the date of the termination; (ii) one and one-half (1½) times the aggregate of: (x) his Base Salary plus (y) his annual bonus target amount (currently 65% of Base Salary); and (iii) any performance bonus (currently 65% of Base Salary) for the fiscal year in which the termination occurs pro-rated through the date of the termination; provided, however, Mr. Record will not receive any portion of the performance bonus unless the Board determines in good faith that he would have been entitled to receive any performance bonus for the fiscal year in which the termination occurred.  These severance payments will be paid in a lump sum.

8.     Change in Control. In the event a change in control occurs and during the period beginning three (3) months before the change in control and ending twenty-four (24) months after the change in control: (i) the Employment Agreement is terminated by the Company or its successor without good cause; or (ii) the Employment Agreement is terminated by Mr. Record with good reason, Mr. Record will be entitled to receive, and Company or its successor will be obligated to pay: (i) any Base Salary earned and unpaid, and fringe benefits accrued and unpaid, through the date of the change in control or termination; (ii) three (3) times the aggregate of (x) his Base Salary plus (y) his annual bonus target (currently 65% of Base Salary); (iii) any performance bonus (currently 65% of Base Salary) for the fiscal year in which the change in control or termination occurs pro-rated through the date of the change in control or termination; provided, however, Mr. Record will not receive any portion of the performance bonus unless the Board determines in good faith that he would have been entitled to receive any performance bonus for the fiscal year in which the change in control or termination occurred. Change in control payments will be paid in a lump sum.

9.     Gross-Up Payments.  As set forth in the Employment Agreement, under certain circumstances the Company may be required to make a "gross-up" payment to Mr. Record in the event that the amounts payable to Mr. Record under the Employment Agreement, including termination and change in control payments, are subject to certain taxes.

(e)	Initial Equity Grants

On the first day of his employment as Executive Vice President, Chief Administrative Officer (May 14, 2007) and as previously reported on Form 3 filed May 21, 2007, Mr. Record was granted the following equity awards under the Company’s Amended and Restated 2001 Equity Incentive Plan on May 14, 2007:

•
A stock appreciation rights ("SARs") grant of 100,000 shares of the Company’s common stock, with a grant price equal to the closing price on May 14, 2007 ($19.96).  The SARs will vest at the rate of 25% per year on each of the first four anniversary dates from the date of grant.  They will expire on the earlier of (i) sixty days after termination of employment, or (ii) seven years from the date of grant.

•
A restricted share grant of 30,000 shares of the Company’s common stock.  The restricted shares will vest over three years as follows: 10,000 shares on May 14, 2008, 10,000 shares on May 14, 2009, and 10,000 shares on May 14, 2010.

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Item 8.01	Other Events

On September 13, 2007, the Company issued a News Release announcing the promotion of Mr. Record to the position of Executive Vice President, Chief Financial Officer and Mr. McCreery’s assumption of the position of Vice Chairman of the Board. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

99
News Release issued by Stage Stores, Inc. on September 13, 2007, announcing the promotion of Edward Record to the position of Executive Vice President, Chief Financial Officer and Mr. McCreery’s assumption of the position of Vice Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

September 13, 2007	/s/ Michael E. McCreery
(Date)	Michael E. McCreery,
Executive Vice President

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